Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

AI INFRASTRUCTURE ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001 per share and one Right entitling the holder to receive one-fifth (1/5) of one Class A ordinary share	457	(o)	2,300,000	(4)	$10.00	(5)	$23,000,000	0.00013810	$3,176.30	-	-	-
	Equity	Class A ordinary shares, par value $0.0001 per share, included as part of the Units(3)	457	(g)	2,300,000	(4)	-		-	-	-	-	-	-
	Equity	Rights included as part of the Units(3)	457	(g)	2,300,000	(4)	-		-	-	-	-	-	-
	Equity	Class A ordinary shares underlying Rights included as part of the Units(3)	457	(g)	460,000	(4)	-		-	-	-	-	-	-
	Equity	Representative Shares	457	(o)	80,500	(4)	$10.00	(5)	$805,000	0.00013810	$111.17
Fees Previously Paid	-	-	-		-		-		-	-	-	-
													-	-
Carry Forward Securities
Carry Forward Securities	-	-	-		-		-		-	-	-	-	-	-
	Total Offering Amounts								$23,805,000		$3,287.47
	Total Fees Previously Paid										-
	Total Fee Offsets										-
	Net Fee Due										$3,287.47

(1)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $119,025,000 on its Registration Statement on Form S-1, as amended (File No. 333-289587), which was declared effective by the Securities and Exchange Commission on September 30, 2025. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $23,805,000 is hereby registered.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-289587). Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(3)	No fee pursuant to Rule 457(g) under the Securities Act.

(4)	Assumes the full exercise of the underwriters’ over-allotment option.

(5)	The proposed maximum offering price per share and the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.